Exhibit 10(e)(e)(e)

                                 FIRST AMENDMENT
                                       TO
                     THE MASTER FIRM PURCHASE/SALE AGREEMENT
                                 BY AND BETWEEN
                               ROANOKE GAS COMPANY
                                       AND
                      PG & E ENERGY TRADING-GAS CORPORATION
                                      DATED
                                  MARCH 1, 1999

This Amendment, (the "Amendment") to that certain Master Firm Purchase/Sale Agreement between Roanoke Gas Company, a Virginia corporation ("RGC"), and PG & E Energy Trading-Gas Corporation, a California corporation ("Energy Trading"), dated March 1, 1999 (the "Master Firm Agreement"), is entered into by RGC and ENERGY TRADING, effective as of October 20, 1999.

        WHEREAS, RGC and ENERGY TRADING have entered into a Letter of Intent, dated October 18, 1999, pursuant to which ENERGY TRADING has agreed to manage all of RGC's natural gas, transportation and storage assets, exclusive of LNG facilities;

        WHEREAS, ENERGY TRADING's asset management shall include its assumption of 100% of RGC's natural gas requirements up to 74,531dth per day, on a firm uninterruptible basis;

        WHEREAS, a portion of RGC's natural gas requirements will be pulled from storage and on any given day the contract withdrawal plan may differ from physical storage activities, and a portion of such requirements may be sold to RGC by ENERGY TRADING under the terms of the Master Firm Agreement; and

        WHEREAS, to further facilitate ENERGY TRADING's management of RGC's assets, the parties desire to amend the Master Firm Agreement to (i) govern ENERGY TRADING's asset management responsibilities, including management of RGC's storage capacity located at the storage facilities listed on Exhibit A hereto and (ii) 2.179122 Bcf of natural gas owned by RGC and stored at the storage facilities (the "Storage Assets"), which Storage Assets shall then be loaned back and forth between the parties during the term thereof.

        NOW, THEREFORE, in consideration of the mutual covenants herein contained, RGC and ENERGY TRADING agree as follows:

1. ARTICLE 1. TERM of the Master Firm Agreement is hereby deleted in its entirety and replaced by the following:

        "ARTICLE 1. TERM. This Master Firm Agreement shall govern all Transactions for (i) the firm purchase or sale of gas between the parties, and (ii) ENERGY TRADING's


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        management of RGC's Storage Assets under Article 9 hereof, to be in effect until October 31, 2000. At ENERGY TRADING's sole election, the term of this Master Firm Agreement may be extended through October 31, 2001. Should ENERGY TRADING elect to extend this Master Firm Agreement, it must give notice to RGC prior to the close of business on February 29, 2000. Both parties agree that if the Master Firm Agreement is extended, and RGC so desires, they will negotiate in good faith to develop a plan for Energy Trading to take title to RGC's storage capacity and stored gas until delivery to RGC's citygate. Termination of this Master Firm Agreement shall in all instances be subject to Section 8.4.

2. The Master Firm Agreement is hereby amended to add an ARTICLE 9. ASSET MANAGEMENT. Article 9 shall read as follows:

        "ARTICLE 9. ASSET MANAGEMENT. 9.1 Management Services. Beginning on November 1, 1999, ENERGY TRADING agrees to assume full responsibility for supplying 100% of RGC's natural gas requirements up to 74,531 dth per day, on a firm uninterruptible basis, and to provide asset management services to RGC, such services to be provided for the remainder of the term of this Master Firm Agreement.

        9.2 Limited Agency Appointment. In order to facilitate ENERGY TRADING's management services, RGC hereby appoints ENERGY TRADING its limited agent for the purpose of nominating injections and withdrawals from storage, buying and selling natural gas on its behalf. As RGC's limited agent, ENERGY TRADING's role shall be one of independent contractor, and in no event shall the relationship between the parties be construed as a partnership, joint venture or full agency relationship. At all times during ENERGY TRADING's agency, title to all gas withdrawn from, purchased, sold or injected into storage shall reside with RGC.

        9.3 Management Fee Waiver. In lieu of any management fee payable to ENERGY TRADING for its asset management services hereunder, RGC waives all proceeds, if any, recognized by ENERGY TRADING in the management of the Storage Assets, other than the demand charge provided for in the Special Conditions section of the Transaction Confirmation.

        9.4 Inadequate Performance. Notwithstanding any other provisions in this Master Firm Agreement, RGC shall have a unilateral right to terminate this Master Firm Agreement before March 31, 2000, upon 10 days' notice to ENERGY TRADING, for inadequate performance. "Inadequate performance" shall only mean ENERGY TRADING's failure to supply the firm citygate natural gas volumes to RGC, as contracted by the parties unless ENERGY TRADING'S performance is excused under the Master Firm Agreement.

3.      For purposes of incorporating this Amendment into the Master Firm
        Agreement, as


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        between the parties, the term "Seller" shall refer to ENERGY TRADING, either in its own right or on behalf of RGC, and the terms "Buyer" and "Customer" shall refer to RGC.

4. The commercial terms of the Letter of Intent between the parties are incorporated herein by this reference and made a part hereof


5. Except as set forth in this Amendment, the terms of the Master Firm Agreement are ratified and confirmed in all respects by the parties.

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the ______ day of October, 1999.

ROANOKE GAS COMPANY

By: s/John B. Williamson, III

Name: John B. Williamson, III
Title: Chairman and CEO

PG & E ENERGY TRADING-GAS CORPORATION

By: s/Tony Chovanec/SBS
Name: Tony Chovanec
Title: Vice President

                                    EXHIBIT A
                             [Storage Asset details]

                        EXHIBIT A TO THE FIRST AMENDMENT

                             Firm Storage Contracts
                               Roanoke Gas Company


                             Storage                             Max Daily              Max Daily
        Pipeline             Type           SCQ               Withdrawal Rights      Injection Rights
Columbia Transmission        FSS            1,511,939              25,364                  12,096
Tennessee Gas Pipeline       FS-PA            400,000               3,500                   2,667
Tennessee Gas Pipeline       FS-MA            134,603                 978                     897
Tennessee Gas Pipeline       FS-PA             31,174                 211                     208
Virginia Gas                 Firm             180,000               2,000                   1,200